UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2023

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreements with Mural Oncology

On November 15, 2023, Alkermes plc (the “Company”) completed the previously announced separation of its oncology business into Mural Oncology plc (“Mural”), a new, independent, publicly-traded company (the “Separation”). The Separation was effected by means of a distribution of all of the outstanding ordinary shares of Mural to the Company’s shareholders (the “Distribution”), in which each of the Company’s shareholders received one ordinary share, nominal value $0.01 per share, of Mural for every ten ordinary shares, par value $0.01 per share, of the Company (the “Distribution Ratio”) held by such shareholder as of the close of business on November 6, 2023, the record date for the Distribution (the “Record Date”). The effective time of the Distribution was 12:01 a.m. Eastern time on November 15, 2023.

Separation Agreement

In connection with the Separation, the Company entered into a separation agreement with Mural, dated as of November 13, 2023, that, among other things, sets forth the Company’s agreements with Mural regarding the principal actions to be taken in connection with the Separation, including the Distribution. The separation agreement identifies assets to be transferred to, liabilities to be assumed by and contracts to be assigned to Mural, including the operating lease for 850 and 852 Winter Street in Waltham, Massachusetts, as part of the Separation, and it provides for when and how such transfers, assumptions and assignments occur. The purpose of the separation agreement is to provide Mural and the Company with those assets necessary to operate their respective businesses and to retain or assume the respective liabilities related to those assets. Under the terms of the separation agreement, the Company granted Mural a perpetual, worldwide, non-exclusive, royalty-free, fully paid-up license (or, as the case may be, sublicense) to intellectual property controlled by the Company as of the date of the Distribution to allow Mural to use such intellectual property for the oncology business, and Mural granted the Company a perpetual, worldwide, non-exclusive, royalty-free, fully paid-up license (or, as the case may be, sublicense) to intellectual property transferred to Mural as part of the Separation for the Company’s use outside of the oncology business. Each of Mural and the Company agreed to releases with respect to pre-Distribution claims, and cross-indemnities with respect to post-Distribution claims, that are principally designed to place financial responsibility for the obligations and liabilities allocated to Mural under the separation agreement with Mural, and financial responsibility for the obligations and liabilities allocated to the Company under the separation agreement with the Company. The Company and Mural are also each subject to mutual six-month employee non-solicitation and non-hire restrictions, subject to certain customary exceptions, and certain confidentiality restrictions and information sharing obligations.

Tax Matters Agreement

In connection with the Separation, the Company also entered into a tax matters agreement with Mural, dated as of November 13, 2023. The tax matters agreement governs the Company’s and Mural’s respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Distribution, together with certain related transactions, to qualify as tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, and assistance and cooperation in respect of tax matters.

In addition, the tax matters agreement imposes certain restrictions on Mural and its subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) and on the Company and its subsidiaries that are designed to prevent the taking of any actions that would adversely affect, or could reasonably be expected to adversely affect, the tax-free status of the Distribution, together with certain related transactions. The tax matters agreement provides special rules that allocate tax liabilities in the event that the Distribution, together with certain related transactions, is not tax-free. In general, under the terms of the tax matters agreement, if the Distribution, together with certain related transactions, were to fail to qualify as a transaction that is tax-free for U.S. federal income tax purposes, under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”), and if and to the extent that such failure results from certain actions, omissions or failures to act by the Company, including a prohibited change of control in the Company under Section 355(e) of the Code or an acquisition of shares or assets of the Company, then the Company will bear any resulting taxes, interest, penalties and other costs. If and to the extent that such failure results from certain actions, omissions or failures to act by Mural, including a prohibited change of control in Mural under Section 355(e) of the Code or an acquisition of shares or assets of Mural, then Mural will indemnify the Company for any resulting taxes, interest, penalties and other costs. If such failure does not result from a prohibited change of control in the Company or Mural under Section 355(e) of the Code and both the Company and Mural are responsible for such failure, liability will be shared according to relative fault. If neither Mural nor the Company is responsible for such failure, the Company will bear any resulting taxes, interest, penalties and other costs.

Employee Matters Agreement

In connection with the Separation, the Company also entered into an employee matters agreement with Mural, dated as of November 13, 2023. The employee matters agreement governs the Company’s, Mural’s and their respective subsidiaries’ and affiliates’ rights, responsibilities and obligations after the Separation with respect to, employment, benefits and compensation matters relating to employees and former employees (and their respective dependents and beneficiaries) who are or were associated with the Company, including those who became employees of Mural in connection with the Separation; the allocation of assets and liabilities generally relating to employees, employment or service-related matters and employee benefit plans; other human resources, employment and employee benefits matters; and the treatment of equity-based awards granted by the Company prior to the Separation.

Transition Services Agreements

Alkermes, Inc., a wholly-owned subsidiary of the Company (“Company Subsidiary”), and Mural Oncology, Inc., a wholly-owned subsidiary of Mural (“Mural Subsidiary”), entered into a transition services agreement on November 13, 2023, pursuant to which the Company and its subsidiaries will provide, on an interim, transitional basis, various services to Mural and its subsidiaries, including services related to corporate functions such as finance, human resources, internal audit, research and development, financial reporting, and information technology, each for a term of two years, unless earlier terminated in accordance with the terms of such agreement.

Company Subsidiary and Mural Subsidiary also entered into a second transition services agreement on November 13, 2023, pursuant to which Mural and its subsidiaries will provide certain services to the Company and its subsidiaries, each for a term of two years, unless earlier terminated in accordance with the terms of such agreement.

The foregoing descriptions of the separation agreement, the tax matters agreement, the employee matters agreement, and the transition services agreements do not purport to be complete, provide only summaries of the material terms of such agreements and are qualified in their entirety by reference to each of the agreements, which are filed as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of the Acquisition or Disposition of Assets.

As described above, on November 15, 2023, the Company completed the Separation and the Distribution. In the Distribution, each shareholder of the Company received one ordinary share of Mural for every ten ordinary shares of the Company held by such shareholder as of the close of business on the Record Date. No fractional ordinary shares of Mural were issued in the Distribution. Instead, each shareholder of the Company as of the Record Date will receive a cash payment in lieu of any fractional ordinary share of Mural that such shareholder would have been entitled to receive after application of the Distribution Ratio, subject to applicable tax withholding.

Item 7.01 Regulation FD Disclosure.

On November 15, 2023, the Company issued a press release announcing that it had completed the Separation. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

The Company is now a pure-play neuroscience company focused on developing innovative medicines for people living with psychiatric and neurological disorders. On November 15, 2023, the Company made available a copy of its corporate presentation, updated to reflect completion of the Separation, including removal of information related to those oncology programs transferred to Mural in connection with the Separation and inclusion of data related to ALKS 2680. A copy of this presentation is furnished herewith as Exhibit 99.2 and is incorporated by reference in this Item 7.01.

The information in this Item 7.01, and in Exhibits 99.1 and 99.2 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information. The unaudited pro forma condensed consolidated financial statements of the Company giving effect to the Separation, and the related notes thereto, are attached hereto as Exhibit 99.3.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Separation Agreement, dated as of November 13, 2023, by and between Alkermes plc and Mural Oncology plc.
10.1*	Tax Matters Agreement, dated as of November 13, 2023, by and between Alkermes plc and Mural Oncology plc.
10.2	Employee Matters Agreement, dated as of November 13, 2023, by and between Alkermes plc and Mural Oncology plc.
10.3*	Transition Services Agreement, dated as of November 13, 2023, by and between Alkermes, Inc. and Mural Oncology, Inc.
10.4*	Transition Services Agreement, dated as of November 13, 2023, by and between Mural Oncology, Inc. and Alkermes, Inc.
99.1	Press release issued by Alkermes plc on November 15, 2023.
99.2	Alkermes plc corporate presentation.
99.3	Alkermes plc Unaudited Pro Forma Condensed Consolidated Financial Statements.
104	Cover page interactive data file (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: November 15, 2023	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary